BY-LAWS

Of

TAYLOR DEVICES, INC.

(Revision of 08/2022)

TABLE OF CONTENTS

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.	ANNUAL MEETING. A meeting of the shareholders shall be held annually for the election of directors and the transaction of such other business as may properly come before the meeting which may be held within or without the State of New York, at any time within six (6) months after the end of the fiscal year as shall be fixed by the Board of Directors.
Section 2.	SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meetings. Special meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof. At any such special meeting only such business may be transacted as is related to the purposes set forth in the notice of the meeting.
Section 3.	NOTICE OF MEETINGS. Written notice of each meeting of shareholders shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting.

Notice of any meeting of shareholders shall state the place, date, and hour of such meeting and in the case of special meetings (i) the purpose or purposes for which the meeting is called and (ii) at whose direction the notice is being issued. If mailed, such notice is given when deposited in the United States mail directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

Section 4.	WAIVER OF NOTICE. Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.
Section 5.	QUALIFICATION OF VOTERS. Except as may be otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders.

Shares of the Corporation standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of the Corporation may provide, or in the absence of such provision, as the Board of Directors of the Corporation may determine.

The Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

Section 6.	QUORUM. The presence of a majority of the holders of shares entitled to vote, whether such presence is in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business unless the New York Business Corporation Law provides otherwise.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.

Section 7.	INSPECTORS OF ELECTION. In advance of any shareholders’ meeting, the Board of Directors may appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint such inspectors.

In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 8.	PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided therein and as permitted by law.

Section 9.	VOTING. Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise provided by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Section 10.	CONSENTS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon.
Section 11.	NOTICE OF BUSINESS. At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of notice provided in this Section, and entitled to vote at such meeting, and who complies with all notice procedures set forth in this Section. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary. “Timely,” for purposes of this Section, shall mean that the notice shall be delivered to, or mailed by first class United States mail, postage prepaid and received at, the principal executive office of the Corporation not less than 30 days prior to the meeting; provided, however, that should less than 40 days’ notice or prior public disclosure of the date of the meeting be given or made to shareholders, such written notice from the shareholder must be delivered or mailed, and presented, not later than the close of business on the tenth day following the day on which the Notice of Meeting was mailed, or such public disclosure was made, whichever first occurs.

Each notice referred to in the preceding paragraph shall set forth, as to each matter the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws, the specific text of the proposed amendment; (2) the name and the business and residence address of the shareholder or shareholders proposing such business; (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder or shareholders; and (4) a brief description of the material interest, if any, of such shareholder in such business.

Notwithstanding anything in these By-Laws to the contrary, any reference in any Notice of Meeting of the Shareholders, referring to the transaction of “other business,” shall be limited to procedural matters only, and no item of business shall be conducted at a shareholders’ meeting, except in accordance with this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the item of business was not properly brought before the meeting or in accordance with this Section, and, if the Chairman should so determine, shall declare that such item of business shall not be transacted.

Section 12.	SHAREHOLDER NOMINATIONS. Nominations for the election of directors may be made by a shareholder entitled to vote for the election of directors only in accordance with these By-Laws. Such nominations must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive office of the Corporation not less than 30 days prior to any meeting of the shareholders called for the election of directors; provided, however, that should less than 40 day’ notice or prior public disclosure of the date of the meeting be given or made to shareholders, such written nomination by a shareholder must be delivered or mailed, and presented, not later than the close of business on the tenth day following the day on which the Notice of Meeting was mailed or such public disclosure was made, whichever first occurs.

Each notice referred to in the preceding paragraph shall set forth, (1) as to each nominee proposed in such notice, such person’s name, age, business address and, if known, residence address, together with all information regarding such person as would be required to be disclosed in a proxy statement soliciting proxies for election of directors filed pursuant to Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934, (2) the name, business and residence addresses and number of shares of the Corporation’s capital stock beneficially owned by each person making the nomination or nominations, and (3) a description of all arrangements or understandings between each such shareholder and any nominee or any other person or persons (naming such person or persons) in connection with or relating to the making of the nomination or nominations to serve on the Board of Directors, if elected.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section and, if the Chairman should so determine, shall declare the nomination defective and to be disregarded.

Section 13.	CONDUCT OF SHAREHOLDER MEETINGS. The Board of Directors may, from time to time, adopt rules of conduct and proxy review guidelines for shareholder meetings. If any provision of such rules of conduct and proxy review guidelines shall conflict with the Certificate of Incorporation of the Corporation or with these By-Laws, the Certificate of Incorporation or these By-Laws, as the case may be, shall control.
Section 14.	UNDISCLOSED BENEFICIAL OWNERSHIP. If a person is required to report beneficial ownership of shares of the Corporation under Section 13(d) or 13(g) of the Securities Exchange Act of 1934 and the Rules of the U.S. Securities and Exchange Commission thereunder, as such Act and Rules are in effect from time to time, but such person has not done so, then such shares shall not be voted until 10 calendar days after such person shall have reported such beneficial ownership in accordance with such Act and Rules.

ARTICLE II

BOARD OF DIRECTORS

Section 1.	POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business of the Corporation shall be managed by the Board of Directors, each of whom shall be at least eighteen (18) years of age.
Section 2.	NUMBER OF DIRECTORS. The number of Directors constituting the entire Board of Directors shall be not less than three (3) nor more than ten (10).
Section 3.	ELECTION AND TERM OF DIRECTORS. The Board of Directors shall be comprised of three Classes, each such Class to be as nearly equal in number as possible. At each annual meeting of shareholders, each Director shall be elected to hold office until expiration of the term of that Director’s Class, which shall in each instance be three years, or until such Director’s successor is elected and qualified; provided however, that the terms of office of Directors initially classified and elected shall be as follows: the term of the first Class shall expire at the next annual meeting of shareholders following approval of classification; the term of the second Class at the second succeeding annual meeting following approval of classification; and the term of the Third Class at the third succeeding annual meeting following approval of classification.
Section 4.	RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.
Section 5.	REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with cause by vote of the shareholders.
Section 6.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by a vote of a majority of the Directors then in office, although less than quorum exists. A Director elected to fill a vacancy or a newly created Directorship shall not be classified, but shall be elected and hold office until the next annual meeting of shareholders, or until such time as may be otherwise provided for in Sections 4 and 5 herein. Any newly created Directorships, or any decrease in Directorships, shall be so apportioned among the Classes as to make all Classes as nearly equal as possible.
Section 7.	EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more Directors, and each of which, to the extent provided in the resolution and permitted by law, shall have all the authority of the Board.

The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of the Board of Directors.

Section 8.	COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity, or to allow a fixed amount plus expenses, if any, for attendance at meetings of the Board or of committees of Directors.

ARTICLE III

MEETINGS OF THE BOARD

Section 1.	REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without notice, immediately following the annual meetings of shareholders.
Section 2.	SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE. Special meetings of the Board of Directors may be held upon the call of the Chairman of the Board by oral, telegraphic or written notice, duly given to or sent or mailed to each Director not less than one day prior to said meeting. Special meetings shall be called by the Chairman of the Board on the written request of any two (2) Directors.

Notice of a special meeting need not be given to any Director who submits a signed waiver of notice whether before or after a meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

Section 3.	QUORUM; ACTION BY THE BOARD AND ADJOURNMENT. A majority of the entire Board shall constitute a quorum for the transaction of business unless otherwise provided herein and except that when the number of Directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise provided herein.

A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 4.	ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action, and such resolution and the written consent thereto by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or committee.

ARTICLE IV

OFFICERS
Section 1.	OFFICERS. At the regular meeting of the Board of Directors, the Board shall elect a Chief Executive Officer, President, Secretary and Treasurer of the Corporation and from time to time may elect or appoint an Assistant-Secretary, Assistant-Treasurer, General Manager and such other officers as the Board shall determine. Any two or more offices may be held by the same person, except the office of Chief Executive Officer and Secretary.

Section 2.	TERM OF OFFICE AND REMOVAL. Each officer shall hold office for one year and until his successor has been elected or appointed and qualified, or until the next annual election of Directors or until such earlier removal, with or without cause.

Any officer may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

Section 3.	POWERS AND DUTIES. The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the affairs and property of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chief Executive Officer, President, Secretary or Treasurer of the Corporation.

The Board may require any officer to give security for the faithful performance of his duties.

Section 4.	COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE V

INDEMNITY

Section 1.	INDEMNIFICATION. To the full extent authorized by law, the Corporation shall indemnify any person made or threatened to be made, a party to an action or proceeding, whether criminal or civil, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or serves or served any other corporation in any capacity at the request of the Corporation.
Section 2.	AGREEMENT TO INDEMNIFY. The Corporation shall have authority to enter into agreements, from time to time and as amended, with any Director or officer (each such person hereinafter referred to as an “Indemnitee”) to indemnify and advance the expenses of any Indemnitee to the full extent permitted by the New York Business Corporation Law, as the same now exists or as may hereafter be amended (“Indemnity Agreement”).

The indemnification and advancement of expenses granted to an Indemnitee pursuant to this Article shall not be exclusive of or limiting as to any other rights to which such Indemnitee may be entitled, when authorized by (a) a resolution of shareholders or (b) a resolution of directors, or (c) an Indemnity Agreement. No amendment, modification, or rescission of these By-Laws shall be effective to limit any person’s right to indemnification with respect to any cause of action that accrues, or other incident or matter that occurs, prior to the date on which such modification, amendment or rescission is adopted.

ARTICLE VI

SHARE CERTIFICATES

Section 1.	FORM OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chief Executive Officer and the Secretary or an Assistant-Secretary or the Treasurer or an Assistant-Treasurer, and shall be sealed with the seal of the Corporation or facsimile thereof.
Section 2.	REGISTRATION OF TRANSFERS. Shares of the Corporation shall be transferable only upon the books of the Corporation, by the persons specified by the certificate representing such shares or by special endorsement to be entitled to such shares, or by the duly authorized attorney or legal representative of such person.
Section 3.	DIVIDENDS. The Board of Directors may declare and pay dividends on its outstanding shares except when currently the Corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the Certificate of Incorporation. Such dividends shall be made out of surplus only.
Section 4.	FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1.	CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.
Section 2.	FISCAL YEAR. The fiscal year of the Corporation shall be the twelve months ending May 31 or such other period as may be prescribed by the Board of Directors.
Section 3.	CHECKS AND NOTES. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.
Section 4.	EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the New York Business Corporation Law or the Corporation’s Certificate of Incorporation or By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a federal or state court located within the State of New York.

ARTICLE VIII

AMENDMENTS

Section	1. POWER TO AMEND. By-Laws of the Corporation may be adopted, amended or repealed by the shareholders. By-Laws may also be adopted, amended or repealed by the Board of Directors subject to being amended or repealed by the shareholders entitled to vote thereon.

APPENDIX A

Adopted: January 28, 1998

TAYLOR DEVICES, INC.

____________________

PROXY REVIEW GUIDELINES

TABLE OF CONTENTS

ARTICLE	TITLE	PAGE

I	General Rules	A-1
II	Guardians and Minors	A-2
III	Joint Owners	A-3
IV	Fiduciaries	A-3
V	Banks and Trust Companies	A-4
VI	Conservators or Committees	A-4
VII	Receivers	A-4
VIII	Pledgees and Pledgors	A-4
IX	Corporations, Associations, Etc.	A-4
X	Partnerships	A-5
XI	Nominee Proxies	A-5
XII	Broker’s Proxies	A-6
XIII	Dates and Postmarks	A-6
XIV	Conflict of Law	A-7

PROXY REVIEW GUIDELINES

These guidelines are adopted to favor an interpretation giving validity to proxies and avoiding disenfranchisement of shareholders. The intent of a shareholder, when discernible, shall prevail. In applying these guidelines, the inspectors of election shall act accordingly. Any matter not covered herein shall be so determined as to further, where possible, the validity of shareholders’ proxies. “Proxy’’ shall be deemed to include “Power of Attorney’’ as well as “Proxy’’.

I.	GENERAL RULES
1.01	Any proxy bearing a handwritten or hand printed signature or signed by stamped, typewritten, or facsimile signature is presumptively valid.
1.02	Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission in lieu of the original writing or transmission shall be presumptively valid provided that such copy, facsimile, telecommunication or other reliable reproduction (1) is a complete reproduction of the entire original writing or transmission; and (2) either sets forth or is submitted with information from which it can be reasonably determined by the inspectors of election that it was authorized by the shareholders.

1.03 Proxies may be signed in pencil.

1.04	Changes or variations in spelling as between the registered name of the shareholder and his indicated signature will not void the proxy, if the name as signed is phonetically similar to the name as registered.
1.05	The addition of an address different from that appearing in the stock register will not void the proxy.
1.06	Titles such as Mr., Mrs., Miss, or Doctor or equivalent may be added or omitted and, even if included in the registered name, need not be included in the indicated signature.
1.07	Initials may be used for first and/or middle names, and an initial may be added or omitted and names may be used for the first and/or middle initial. The proxy will not be voided merely because a middle initial differs from a middle initial appearing on the stock records.
1.08	The addition or omission of Jr. or Sr. or Roman or Arabic numerals after the signature will not render the proxy void.
1.09	Where the shareholder’s name is signed by someone other than the shareholder, the proxy is presumptively valid if the signer has designated his capacity as attorney, power of attorney, attorney in fact, relative (such as parents, brother, or uncle), agent, per, by, or any abbreviation of any of the foregoing.
1.10	All shareholders shall be presumed to have voted all the shares registered in their respective names (although appearing in more than one account and different addresses in the same community on the record of shareholders) which they are entitled to vote, in the absence of any indication to the contrary. A broker or nominee proxy which does not specify or otherwise limit the proxy to a designated number of shares shall be valid for the total number of shares registered in the name of such broker or nominee and held for its account by any depositary which has submitted an omnibus proxy.
1.11	A power of attorney or proxy will be sufficient to confer authority to execute another power of attorney or proxy even though it contains no power of substitution.
1.12	Where shares are registered in the name of a fiduciary, even absent a fiduciary designation as part of the signature, the proxy will be valid.

1.13 The designation of the capacity of any signatory is acceptable in any language.

1.14	Where shares are held in the name of a shareholder, both in his individual capacity and in some fiduciary or other representative capacity, any single proxy shall be deemed as voting the shares in all capacities, unless otherwise indicated.
1.15	Unless otherwise indicated in the proxy, any proxy shall be deemed to vote all shares of stock which the person executing the proxy is entitled to vote as record holder or otherwise.
1.16	Where a woman signs her married name to a proxy, and the stock is registered in her maiden name, or vice versa, the proxy will be valid. If the registered surname and the surname in the signature differ, the inspectors of election may assume the variation is the result of change in marital status.

II.	GUARDIANS AND MINORS
2.01	Shares registered in the name of a guardian or custodian may be voted by such guardian or custodian, or by the beneficial owner.
2.02	Shares registered in the name of a shareholder under the guardianship or custodianship of a designated person may be voted either by such guardian or custodian, or by such shareholder.
III.	JOINT OWNERS
3.01	Shares held by two or more persons, whether as joint tenants, tenants in common, tenants by the entirety, members of a partnership, owners of community property, or otherwise, may be voted in person or by proxy by any of such persons. If more than one of such persons shall vote such shares, the vote of the majority shall be binding, or if evenly divided, then the vote shall be divided among them in proportion to the number of such persons voting in person or by proxy, even though the name of one of the signers does not appear as a record holder.
3.02	Where the surnames are identical, they need not be repeated in the signature -- for example, a proxy in the names of ``John Jones and Mary Jones’’ will be valid if signed ``John and Mary Jones’’ or ``Mr. and Mrs. John Jones’’.
IV.	FIDUCIARIES
4.01	Shares held by an administrator, executor, guardian, committee, curator, trustee, agent, attorney, personal representative, or other fiduciary, or by two or more persons having the same fiduciary relationship respecting the same shares, may be voted by him or them, either in person or by proxy as provided in this Section IV without transfer of such shares into his or their name, provided that evidence of such representative capacity is produced.
4.02	Assuming compliance with 4.01 above, a proxy signed by any such person which does not indicate the name of the person for whom he is acting, even though the name of the signer does not appear on the shareholder list on the record date, will be valid.
4.03	Where shares are held by more than one of the persons referred to in this Section IV, the shares shall be voted as determined by a majority of such persons, except that (1) if they be equally divided as to a vote, the vote of the shares shall be divided equally, and (2) if only one such person shall vote, either in person or by proxy, such vote shall be sufficient to vote all the shares.

V.	BANKS AND TRUST COMPANIES
5.01	Where a proxy is executed by a bank or trust company, it need only be signed in such name as registered, and when so executed, shall be deemed properly executed without supporting evidence of corporate authority or identity of the person signing. No corporate seal, attestation, copy of by-laws, resolution conferring authority or proof of identity is necessary. Where the name of the bank or trust company appears on the face of the proxy, failure to repeat such name as part of the signature or to indicate the capacity of the signatory will not invalidate the proxy.
VI.	CONSERVATORS OR COMMITTEES
6.01	Shares standing in the name of a conservator or committee may be voted by such conservator or committee or by the beneficial owner, either in person or by proxy.
6.02	Shares registered in the name of a shareholder under the conservatorship of a designated person may be voted by such conservator or by such shareholder.
6.03	Shares registered in the name of a shareholder, in care of a person designated as conservator, may be voted by such conservator or by such shareholder.
VII.	RECEIVERS
7.01	Shares registered in the name of a receiver may be voted by such receiver whether or not he designates himself as such.
VIII.	PLEDGEES AND PLEDGORS
8.01	The vote of any person whose stock is pledged shall be valid unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the vote of the pledgee or his proxy shall be valid.
IX.	CORPORATIONS, ASSOCIATIONS, ETC.
9.01	A proxy representing shares registered in the name of a corporation, association, church, religious, education, charitable, fraternal or social organization, foundation, society, pension, retirement, profit sharing or other similar plan, or group, or governmental unit, or political group is valid if it bears the handwritten, hand printed, typed, facsimile or stamped signature of the registered holder even though the name of the person signing on behalf of the registered holder does not appear. Proxies apparently executed in the name of any of the foregoing entities shall be valid. If the name of the shareholder is not handwritten, hand printed, typed, in facsimile or stamped, but such proxy is so signed by an officer or other person purporting to act in behalf of such shareholder, the proxy shall be valid. No corporate seal, attestation, or copy of by-laws or resolution conferring authority is necessary. Where the shareholder’s name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

X.	PARTNERSHIPS
10.01	Where shares are registered in the name of a partnership, proxies bearing handwritten, hand printed, typed, facsimile, or stamped signatures in the partnership name only, or signed in the partnership name will be valid. Where the shareholder’s name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.
10.02	A proxy representing shares in the name of an investment club and signed either by an individual, in his own name (without designation or any title or authority), or signed with solely the name of the investment club, is valid.
XI.	NOMINEE PROXIES
11.01	A nominee proxy may be signed in the name of the nominee as registered, whether an individual, partnership, or corporation, without requiring the signature of an individual as a partner or as an officer. A nominee proxy may also be signed by an individual without repeating the nominee’s name or without indicating his capacity or source of authority.
11.02	A proxy signed by a nominee bearing one account number or other identifying number or symbol will not revoke any other proxy signed by the same nominee bearing a different account number or other identifying number or symbol.
11.03	Where (1) the total number of shares represented by proxy submitted by a single nominee exceeds the total of shares registered in the name of that nominee, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a nominee, the inspectors may, if they deem it advisable, procure such information from such nominee or otherwise as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such nominee.

XII.	BROKER’S PROXIES
12.01	All proxies received from a broker, which specify a designated number of shares, will be counted regardless of date, provided the total number of shares represented by such proxies do not exceed the total number of shares registered in the name of such broker or its nominees. No proxy or proxies received from a broker shall be deemed to revoke any prior proxy or proxies unless there is specific language to that effect in addition to the printed language of the proxy form. Any such proxy which shall, by such specific language in addition to the printed language of the proxy form, revoke any prior proxy or proxies, shall be deemed effective only with respect to the shares voted by such proxy.
12.02	Where (1) the total number of shares represented by proxies submitted by a single broker exceeds the total number of shares registered in the name of such broker or its nominees, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a broker, the inspectors may, if they deem it advisable, procure such information from such broker or otherwise, as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such broker.
XIII.	DATES AND POSTMARKS
13.01	No printed proxy shall be deemed valid unless the printed form requests (by format or direction) that the shareholder to sign and date the proxy, and a space is specifically left for the date.
13.02	An undated proxy accompanied by an envelope bearing a postmark shall be deemed to be dated as of the date of the postmark.

13.03	An undated proxy, not accompanied by an envelope bearing a postmark, shall not be valid, unless a majority of the inspectors of election agree otherwise.
13.04	A dated proxy, or an undated proxy accompanied by an envelope bearing a postmark, shall be deemed later than an undated proxy not accompanied by an envelope bearing a postmark, (if, in the latter case, such proxy is validated).
13.05	Where the vote of any shareholder is in doubt because a dated proxy with an envelope has been submitted as well as an undated proxy with an envelope, both proxies shall be deemed to be dated as of the date of the respective envelope postmark.
13.06	Where proxies from the same shareholder bear the same date or are construed under this Section XIII to bear the same date, and the vote of such shareholder is in doubt, the proxy bearing the latest postmark date and hour on the accompanying envelope shall be deemed the later; if in such case the postmark hours are also identical they shall be acceptable only for purposes of a quorum.
13.07	If the signature on the proxy and the date on the proxy are in different colors of ink or in ink and pencil, the proxy shall be valid only if accompanied by its postmarked envelope and the date of the postmark shall be the date of the proxy.
13.08	Assuming validity, an undated proxy received by telecommunication, facsimile, or other reliable transmissions shall be dated the date of facsimile or transmission.
XIV.	CONFLICT OF LAW
14.01	In case of any conflict of law with respect to the validity of proxies, as between the law of the state in which the proxy is executed and the law of the State of New York, the law of the State of New York shall govern, irrespective of conflict of laws.